Exhibit 10.9

                             MEMORANDUM OF AGREEMENT

      This Memorandum of Agreement is entered into as of this 20th day of October, 2006, and is by and among OHIO NURSE PRACTITIONERS, INC., an Ohio corporation with a mailing address at 2718 Mount Holyoke, Columbus, Ohio 43221 ("ONP"), KAYLEEN BERGER, an Ohio resident with a mailing address at the same address ("BERGER"), KATHRYN MAXWELL, also an Ohio resident with a mailing address at the same address ("Maxwell"), and NP CARE OF OHIO, LLC, an Ohio limited liability company with a mailing address at Six Corporate Drive, Suite 420, Shelton, Connecticut 06484 ("NPC"). The transactions contemplated herein shall be effective on November 6, 2006 (the "Effective Date").

                                   BACKGROUND

      ONP is engaged in the business of providing advance practice registered nurse services to residents of nursing homes. Berger and Maxwell are the only shareholders of ONP. They have decided to terminate the business activities of ONP, wind-up its affairs, and dissolve ONP at an appropriate time. Accordingly, ONP intends to terminate its existing service agreements with the nursing home facilities identified on SCHEDULE A hereto. ONP also intends to terminate its employment relationship with the Advance Practice Registered Nurses listed on SCHEDULE B hereto.

        NPC is intends to in provide such services in the State of Ohio and to engage Maxwell and Berger as employees in connection therewith.

      This Memorandum of Agreement sets forth the agreements among the parties with respect to the covenants of Berger and Maxwell to provide services to NPC-Ohio. The parties intend that the Memorandum of Agreement constitute a valid and binding agreement enforceable against the respective parties in accordance with its terms.

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be bound legally, the parties hereto agree as follows:

      1. EMPLOYMENT OF BERGER. Berger hereby agrees to enter into an employment agreement with NPC with the following terms and conditions: (a) Berger shall be employed in an executive capacity as the Director of Operations of NPC with specific duties as set forth by NPC; (b) Berger shall be compensated at the rate of One Hundred Thousand Dollars ($100,000) per year, with such company-paid benefits as NPC shall provide to similarly situated management with NP Care, LLC of Connecticut; (c) Berger shall have the opportunity to earn an annual bonus not to exceed Twenty Thousand Dollars ($20,000) based upon equaling or exceeding mutually agreed growth targets; (d) Berger will be eligible to participate in future stock option or stock purchase plans at the same level as similarly situated management with NP Care, LLC of Connecticut, (e)Berger agrees to a nominal employment term of approximately three (3) years commencing on the Effective Date and ending on September 30, 2009, but either party

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may terminate the employment  relationship  at any time with a minimum of thirty
(30) days prior notice and may terminate immediately for good cause; and (f) in addition to any other restrictive covenants set forth herein, Berger agrees that during the term of her employment and for two years following termination for any reason she will not solicit any employees or any facilities or other clients that, during her employment or at the time of termination, as the case may be, were employed by or either were being serviced by NPC-Ohio or any affiliate or were being actively pursued by NPC or any affiliate. At the request of either party, Berger and NPC shall enter into a separate agreement incorporating the terms of this Section 1 with such other provisions as are customary in agreements of this type. In the event that Berger is terminated by NPC for reasons other than for good cause, NPC will provide severance pay for the three
(3) months following said termination. The parties agree to negotiate these provisions in good faith, and to settle any disagreements by arbitration.

      2. EMPLOYMENT OF MAXWELL. Maxwell hereby agrees to enter into an employment agreement with NPC, when formed, with the following terms and conditions: (a) Maxwell shall be employed by NPC or an affiliate on a part-time basis (twenty-four (24) hours per week) with specific duties as set forth by NPC, but which will include working with senior management of NPC and its affiliates to define projects for implementation by NPC or its affiliates in Tennessee and Illinois, and establishing priorities and timelines for additional projects; (b) Maxwell shall be compensated at sixty-percent (60%) of a full time equivalent annual salary of One Hundred Thousand Dollars or Five Thousand Dollars ($5,000) per month, with such company-paid benefits as provided to similarly situated management with NP Care, LLC of Connecticut ; (c) Maxwell shall be required to travel as necessary based on project needs up to four (4) days per month on average and shall be reimbursed in accordance with company policy; (d) Maxwell's position description and FTE status will be evaluated at the end of six months;(e) Maxwell shall be eligible for bonus compensation based upon a company wide bonus structure to be determined by NPC; (f) Maxwell will be eligible to participate in future stock option or stock purchase plans at the same level as similarly situated management with NP Care, LLC of Connecticut,
(g) Maxwell agrees to a nominal employment term of approximately three (3) years commencing on the Effective Date and ending on September 30, 2009, but either party may terminate the employment relationship at any time with a minimum of thirty (30) days prior notice and may terminate immediately for good cause; and
(f) in addition to any other restrictive covenants set forth herein, Maxwell agrees that during the term of her employment and for two years following termination for any reason she will not solicit any employees or any facilities or other clients that, during her employment or at the time of termination, as the case may be, were employed by or either were being serviced by NPC or any affiliate or were being actively pursued by NPC or any affiliate. At the request of either party, Maxwell and NPC shall enter into a separate agreement incorporating the terms of this Section 1 with such other provisions as are customary in agreements of this type. In the event that Maxwell is terminated by NPC for reasons other than for good cause, NPC will provide severance pay for the three (3) months following said termination. The parties

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agree  to  negotiate  these   provisions  in  good  faith,  and  to  settle  any
disagreements by arbitration.

      3. AGREEMENT WITH ONP. (a) ONP, acting through Berger and Maxwell, shall be retained as a consultant to NPC for the period commencing on the Effective Date and ending on September 30, 2009. ONP's specific duties with respect to this consulting arrangements shall be the following: (i) ONP shall use its best efforts to assist NPC in securing and retaining for NPC contractual service agreements with the facilities identified on SCHEDULE A hereto; and (ii) ONP shall use its best efforts to assist NPC in hiring the nurses identified on SCHEDULE B hereto.

      (b) In consideration of ONP's consulting services, ONP shall be paid a consulting fee in the amount of Two Hundred Thousand Dollars ($200,000) (the "ONP Consulting Fee");

      (c) Subject to the offset set forth in paragraph (d) below, the consulting fee shall be paid to ONP as follows: (a) three (3) installments of Thirty Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($33,333.33) each payable on the Effective Date and on December 6, 2006 and on or before December 31, 2006; and (b) twenty-four (24) installments of Four Thousand One Hundred Sixty Six and 67/100 Dollars on the first day of January, 2007 and on the first day of each month thereafter through December 1, 2008.

      (d) In light of the diminished obligations of ONP in the event that not all of the facilities identified on SCHEDULE A become clients of NPC, the consulting fee set forth in paragraph (c) above shall be reduced at the rate of $7,692.30 ($200,000 divided by 26 current facilities) times the number of facilities that are not a client of NPC at the end of six months from the Effective Date (e.g. if only 16 facilities are being serviced by NPC on the six month anniversary of the Effective Date, the offset will be $7,692.30 times 10 or $76,923.00).

      (e) In addition to any other restrictive covenants set forth herein, ONP, Berger and Maxwell agree that during the period commencing on the Effective Date and ending on September 30, 2009, neither ONP, Berger nor Maxwell shall solicit either the facilities identified on SCHEDULE A hereto or the nurses identified on SCHEDULE B hereto except on behalf of NPC.

      4. NO ASSIGNMENT. It is specifically agreed and understood by all parties hereto that neither ONP, Berger nor Maxwell is making, and NPC is receiving, any assignment or other transfer of any of the ONP service agreements listed on SCHEDULE A or any employment agreements, whether oral or written, with any of the individuals listed on SCHEDULE B.

      5.    NO  ASSUMPTION  OF  LIABILITIES.   It  is  specifically  agreed  and
understood by all parties that neither NPC, NPC, nor any affiliate of either shall assume, or shall have

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any  liability  for,  any  debts,  liabilities,  obligations,  expenses,  taxes, contracts or commitments of ONP, Berger or Maxwell, of any kind, character or description, whether accrued, absolute, contingent or otherwise, arising out of any act or omission of ONP, Berger or Maxwell, other than actions or omissions of Berger or Maxwell reasonably taken pursuant to their respective employment agreements or consulting agreements with NPC, and within the scope of their respective activities thereunder. Without limiting the foregoing, ONP, Berger and Maxwell shall retain all liability for any and all obligations to the employees of ONP arising out of their employment relationship with ONP, including but not limited to any obligations with respect to accrued vacation, sick or personal days, any obligations under any qualified or non-qualified retirement income plan or any other employee welfare benefit plan, or any rights under COBRA or any similar federal or state law, and any obligations arising
under  any   employment   agreement,   written  or  oral,   or  any   employment
relationships. ONP, Berger and Maxwell agree to satisfy, when due, all of the liabilities, indebtedness and obligations of ONP other than obligations due from ONP to Berger or Maxwell. Berger and Maxwell agree that they will not cause ONP to file any voluntary petition in bankruptcy and will promptly take all efforts necessary to discharge any involuntary petition in bankruptcy.

      6. COMPLIANCE WITH LAWS. ONP, Berger and Maxwell represent and warrant that: (a) ONP is in compliance in all material respects with all applicable federal, state and local laws, regulations, orders, judgments and decrees, including, without limitation, matters relating to fraud and abuse or prohibition on self-referrals in any government paid or sponsored health care program, the environment, antitrust and anti-competitive practices, discrimination, employment and health and safety; and (b) neither ONP, Berger nor Maxwell have received any notice of any material, un-remedied violation of any applicable law, rule, regulation, order, writ or decree or any court or any governmental agency or instrumentality.

      7. SURVIVAL OR REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties and covenants made by any party to this Agreement or pursuant hereto shall survive the closing of the transactions contemplated hereunder. The representations, warranties and covenants hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations, warranties and covenants were made. All statements contained herein or in any schedule, certificate, exhibit or other document delivered pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations, warranties and covenants made pursuant to this Agreement. Without limiting the foregoing, the respective covenants of ONP, Berger and Maxwell set forth in Sections 1, 2 and 3 are separate and independent and shall each be subject to enforcement in accordance with their respective terms.

      8. INDEMNIFICATION BY ONP, BERGER AND MAXWELL. ONP, Berger and Maxwell (collectively, the "Indemnitors") agree, jointly and severally, to indemnify, defend and hold harmless NPC, and each of its members, affiliates, officers, directors, agents and assigns (the "Indemnified Parties") from against, for and in respect of: (a) any

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and all damages,  losses,  settlement  payments,  obligations,  liabilities, claims, actions or causes of action, encumbrances and reasonable costs and expenses suffered, sustained, incurred or paid by any of the Indemnified Parties because of (i) the assertion against any of the Indemnified Parties of any claims against any of the Indemnitors or any other liabilities of an Indemnitor, whether absolute or contingent, known or unknown, matured or unmatured; or (ii) the untruth, inaccuracy or breach of any representation, warranty, agreement or covenant of any of the Indemnitors contained in or made in connection with this Agreement; and (b) all reasonable costs and expenses (including, without limitation, attorneys' fees, interest and penalties) incurred by any indemnified party in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 9.

      9. TERMINATION OF AGREEMENT. Notwithstanding anything herein to the contrary, NPC may unilaterally terminate this Agreement in the event that, on or before the Effective Date, NPC concludes in good faith that: (a) there has been a material adverse change in the business or properties of ONP, Berger or Maxwell; (b) any representation of ONP, Berger or Maxwell is false in any material respect; or (c) ONP, Berger or Maxwell have failed to perform any covenant required to be performed by them prior to the Effective Date. Upon termination of this Agreement pursuant to this Section 10, no party shall have any further obligation to the other parties except with respect to the obligation to maintain the confidentiality of any confidential information received from the other party.

      10. ARBITRATION. Except for the pursuit of equitable remedies with respect to the breach of any noncompetition agreement or other restrictive covenant set forth herein, the parties hereto agree that any dispute arising hereunder shall be settled by arbitration under the auspices of the American Arbitration Association. The venue for the arbitration shall be in Columbus, Ohio. Each party shall bear its respective costs of the arbitration proceeding, including attorney's fees, except that the arbitrator shall have th e discretion to award costs and reasonable attorneys' fees, in addition to any other relief granted, to the prevailing party.

      11. NOTICES. All notices under this Agreement shall be in writing and shall be delivered by personal service overnight mail or by certified or registered mail, postage prepaid, return receipt requested, to the parties at the addresses set forth in the preamble to this Agreement. Notices delivered by personal service or overnight mail shall be deemed received on the date of the signed receipt and notices sent by certified or registered mail shall be deemed received three (3) days after deposit in the mail.

      12. FORCE MAJEURE. No party shall be liable nor deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service which is caused, directly or indirectly, by acts of God, military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, machinery or supplies, vandalism, strikes or other work interruptions beyond the reasonable control of either party. However, all parties shall make good faith efforts to

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perform their  respective  obligations  under this Agreement in the event of any such circumstances.

      13. EXPENSES. Each party hereto shall bear all expenses incurred by such party in connection with the negotiation, preparation, execution and performance of this Agreement and any other Agreement contemplated hereby, except as otherwise specified herein.

      14. NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

      15. AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement, and no postponement or waiver of any such provision or of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless such amendment, postponement or waiver is in writing and signed by the party against whom such enforcement is sought. No such amendment, postponement or waiver shall be deemed to extend to any prior or subsequent matter, whether or not similar to the subject matter of such amendment, postponement or waiver unless explicitly stated. No failure or delay on the part of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      16. SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign this Agreement or any of such party's rights, interests or obligations hereunder without the prior approval of the other party hereto; provided, however, that NPC may assign its rights hereunder in connection with any merger, consolidation, business combination, reorganization, recapitalization, or sale of assets.

      17. MATTERS OF CONSTRUCTION, INTERPRETATION, ETC. The parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the adverse parties, and no presumption or burden of proof shall arise favoring or disfavoring any of them because of the authorship of any of the provisions of this Agreement. The word "including" shall mean "including without limitation." Each representation, warranty and covenant contained herein shall have independent significance. The rights and remedies expressly specified in this Agreement are cumulative and are not exclusive of any rights or remedies which any party would otherwise have. The section headings hereof are for convenience only and shall not affect the meaning or interpretation of this Agreement.

      18. SEVERABILITY. The invalidity or unenforceability of one or more of the provisions of this Agreement in any situation in any jurisdiction shall not affect the

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validity or  enforceability  of any other  provision  hereof or the  validity or
enforceability   of  the   offending   provision  in  any  other   situation  or
jurisdiction.

      19. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement (and any supplemental agreement as contemplated by Sections 1 thru 4 as well as any confidentiality agreement) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without giving effect to any choice or conflict of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.

      IN WITNESS WHEREOF, the parties hereto have set forth their hands and seals as of the date set forth above.

Ohio Nurse Practitioners, Inc.            NP Care of Ohio, LLC

By: Kathryn Maxwell                       By:/s/ David Chess
    ---------------                          ---------------
    Its President, duly authorized           Its Member, duly authorized



/s/ Kayleen Berger
------------------
Kayleen Berger


/s/ Kathryn Maxwell
-------------------
Kathryn Maxwell


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